EX-99.B9

Blazzard, Grodd & Hasenauer, P.C.
943 Post Road East
Westport, CT 06880
(203) 226-7866


                                                          February 8, 1996

Board of Directors
Equitable Life Insurance Company of Iowa
604 Locust Street
Des Moines, Iowa  50309                                   CN-2172

     Re:     Opinion of Counsel - Equitable Life
             Insurance Company of Iowa Separate Account A

Gentlemen:

     You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form N-4 for the Individual Flexible Purchase Payment Deferred Variable and Fixed Annuity Contracts (the "Contracts") to be issued by Equitable Life Insurance Company of Iowa and its separate account, Equitable Life Insurance Company of Iowa Separate Account A.

     We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     We are of the following opinions:

     1. Equitable Life Insurance Company of Iowa is a valid and existing stock life insurance company of the state of Iowa.

     2. Equitable Life Insurance Company of Iowa Separate Account A is a separate investment account of Equitable Life Insurance Company of Iowa created and validly existing pursuant to the Iowa Insurance Laws and the Regulations thereunder.

     3. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Contract.

     You may use this opinion letter, or a copy hereof, as an exhibit to the Registration Statement.

     We consent to the reference to our Firm under the caption "Legal Opinions" contained in the Statement of Additional Information which forms a part of the Registration Statement.

                                    Sincerely,



                                    BLAZZARD, GRODD & HASENAUER, P.C.


                                    By: /S/ LYNN KORMAN STONE
                                        __________________________________
                                        Lynn Korman Stone

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